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                                                                    Exhibit 99.1

[QLT LETTERHEAD]

news release


          QLT ANNOUNCES VISUDYNE(R) TO RECEIVE CENTERS FOR MEDICARE AND
               MEDICAID EXCEPTION ON ALLOWABLE REIMBURSEMENT LEVEL

FOR IMMEDIATE RELEASE                                             MARCH 16, 2004

VANCOUVER, CANADA -- QLT Inc. (NASDAQ: QLTI; TSX: QLT) and Novartis Ophthalmics, the eye health unit of Novartis Pharma AG (NYSE: NVS) announced today that the Centers for Medicare and Medicaid Services (CMS) has raised the Medicare allowable reimbursement rate for Visudyne(R). Effective April 1, 2004, the rate moves from approximately $1,304 to $1,404, as part of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 -- this rate was determined using the Average Selling Price for Visudyne in Q4 2003 +6%.

In December 2003 and January 2004, QLT and Novartis provided information to CMS requesting an exception to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 and an appropriate adjustment to the 2004 reimbursement rate for Visudyne. In the exception submission QLT and Novartis requested that CMS make an appropriate adjustment to the 2004 reimbursement rate for Visudyne. Prior to the increase in the Medicare allowable reimbursement, physicians administering this sight-saving therapy were inadequately reimbursed. It is expected that the new rate of reimbursement will only be in place for 2004 and that 2005 reimbursement for Visudyne will be linked to Average Selling Price in 2004 + 6%.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 changed the rate of reimbursement for drugs that are covered by Medicare Part B. In general, the law specifies that the 2004 reimbursement for Medicare Part B drugs, which are not paid on a cost or prospective payment basis, will be 85% of the April 1, 2003 average wholesale price (AWP).

ABOUT VISUDYNE

Visudyne therapy was approved in the U.S. in April 2000, and in Europe in July 2000, for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of severe vision loss in patients over the age of 50. The treatment has now been approved in more than 70 countries with extended approvals in over 50 countries. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with the Ophthalmics Business Unit of Novartis Pharma AG, and reimbursement for manufacturing and other costs.


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QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies to treat eye diseases, cancer and dermatological conditions. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne(R) therapy which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com



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QLT Inc.:
Tamara Hicks/Therese Hayes
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001


Visudyne(R) is a registered trademark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."


Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those which use terminology such as: "will," and "it is expected that," and those statements expressing our expectations with respect to future reimbursement rates. These statements are only predictions and actual events or results may differ materially. There are a number of factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, which factors include but are not limited to those factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments except as required by law.



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